Exhibit 10.1

2016 Incentive Compensation Plan
Effective January 1, 2016
Personal and Confidential

Employee	Robert E. Balletto	2016 Base Salary	$210,000
Title	President/CEO	2016 Bonus Target	18%	$37,800

Thresholds	Maintain CAMELS rating at one of the two highest ratings Maintain an Asset Quality rating of "Satisfactory" or better Maintain Loan Quality Control rating at "Satisfactory" or better

Goal #1:	Bank Profitability: Achieve Return on Assets

Annual Payout Target	50% = $ 18,900

Goals	Payout
98% of Budget	$6,300
At Budget	$12,600
110% of Budget	$18,900
Stretch Goal
Every .03% over
110% of Budget	$6,300

Goal #2:	Achieve Efficiency Ratio

Annual Payout Target	30% = $ 11,340

Goals	Payout
101% of Budget	$3,780
At Budget	$7,560
97% of Budget	$11,340
Stretch Goal
Every 2% under
97% of Budget	$3,780

Goal #3:	Compliance Program Management

Annual Payout Target	20% = $ 7,560

Payment is based on a rating of "Satisfactory" on all internal audits and regulator examinations

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2016 budget.

All dollar figures are based on estimates of annualized salary. Incentive payments are based on the employee's actual base compensation for the fiscal year, which includes straight time pay, vacation, holiday, personal, sick and jury duty pay.  Overtime and other payments including previous year's bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performIng at a level of "satisfactory" or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or "clawback" incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

/s/ Robert E. Balletto	April 25, 2016
Robert E. Balletto	Date
President and Chief Executive Officer

/s/ Kathleen R. Sachs	April 25, 2016
Kathleen R. Sachs	Date
Chair, Compensation Committee